Exhibit 10.2

AMENDMENT NO. 1

TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This is Amendment No. 1, dated November 16, 2022 (this “Amendment No. 1”), to that certain Amended and Restated Employment Agreement dated October 27, 2021 (the “Employment Agreement”), between LM Funding America, Inc., a Delaware corporation (the “Company”), and Richard Russell, an individual (the “Executive”).

Capitalized terms used in this Amendment No. 1 and not otherwise defined herein shall have the meanings ascribed thereto in the Employment Agreement.

Background

WHEREAS, pursuant to the terms of the Employment Agreement, Executive is employed as the Chief Financial Officer of the Company.

WHEREAS, the Company and the Executive desire to amend the Employment Agreement in the manner set forth herein in order to, among other things, make certain changes to the Executive’s compensation and benefits as originally specified in the Employment Agreement.

NOW, THEREFORE, the Parties hereto intending to be legally bound hereby, and in consideration of the mutual covenants herein contained, agree as follows:

Terms

1.
Section 3. Compensation:

a.
Section 3(d) of the Employment Agreement is hereby deleted in its entirety.

b.
Section 3(e) of the Employment Agreement is hereby deleted in its entirety.

2.
Section 4. Termination:

a.
Section 4(b)(iii)(C) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“(C) Executive (or Executive’s legal representative) shall be entitled to receive in cash the sum of (i) an amount equal to two (2) times Executive’s Salary (at the rate in effect immediately prior to the termination, and without taking into account any reductions that would have given rise to Good Reason termination by Executive), and (ii) the average annual bonus earned by Executive for each of the three (3) completed fiscal years immediately before the Termination Date, which sum shall be payable in equal installments in accordance with the

Company’s customary payroll procedures over the 24-month period following the Termination Date;”

b.
New Section 4(b)(iii)(E) is hereby added to the Employment Agreement and reads as follows:

“(E) Company shall reimburse Executive (subject to applicable tax and other withholdings) the premium payments paid or payable by Executive for continuing healthcare coverage for Executive and his family under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for up to 24-months following the Termination Date (if Executive elects COBRA coverage).”

3.
Section 16. Section 409A: The first sentence in Section 16 of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

“This Agreement is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), and shall be construed accordingly.”

4.
Except as expressly modified by this Amendment No. 1, all terms and conditions of the Employment Agreement remain in full force and effect in accordance with the terms thereof.

5.
This Amendment No. 1 may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.
This Amendment No. 1, together with the Employment Agreement, contains the final, complete, and exclusive expression of the parties’ understanding and agreement concerning the matters contemplated herein and supersedes any prior or contemporaneous agreement of representation, oral, or written, among them.

7.
This instrument shall be binding upon, and shall insure to the benefit of, each of the parties’ respective personal representatives, heirs, successors, and assigns.

8.
This instrument shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida and any disputes arising hereunder shall be resolved in the manner set forth in Section 12 of the Employment Agreement.

[signatures follow]

IN WITNESS HEREOF, the parties have executed this Amendment No. 1 on the day and year first written above.

LM FUNDING AMERICA, INC.

By: /s/ Bruce M. Rodgers___________________

Name: Bruce M. Rodgers

Title: Chief Executive Officer and Chairman

EXECUTIVE

By: /s/ Richard Russell______________________

Name: Richard Russell, individually